Exhibit 3.1

ELEVENTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

STEADYMED LTD.

1.              Company Name

The name of the Company is SteadyMed Ltd. and in Hebrew “סטדימד בע''מ” (the “Company”).

2.              Purpose

2.1.                  The purpose of the Company is to engage in any lawful act or activity for which companies may be organized under the Companies Law.

2.2.                  Pursuant to Section 11 of the Companies Law, the Company may from time to time, by decision of the Board of Directors, donate reasonable amounts of Company funds to a worthy cause, irrespective of whether such donation falls within the Company’s usual business.

3.              Interpretation

3.1.                  In these Tenth Amended and Restated Articles of Association (these “Articles”), unless the context otherwise requires, the following capitalized terms shall have the following meanings:

Chairman	means the Chairman of the Board of Directors.

Companies Law	means the Israel Companies Law, 5759-1999 and all the regulations promulgated under it as shall be in effect from time to time.

Director	means a member of the Board of Directors.

Legal Requirement	shall mean all applicable laws, statutes, rules, regulations, orders, ordinances and requirements of all foreign, national, departmental and municipal governments.

Office Holder	means a Director and any other person defined as such in Section 1 of the Companies Law.

Ordinary Resolution	Shall have the meaning set forth in Article 33.1.

Ordinary Shares	means the Ordinary Shares of the Company, nominal value NIS 0.01 per share.

Person	means an individual, corporation, partnership, joint venture, trust, any other corporate entity and any unincorporated association or organization.

Registered Shareholders	means only those Shareholders who are registered in the Share Register.

Securities Law	means the Israeli Securities Law 5728-1968, as amended from time to time, including any regulations promulgated thereunder.

Shareholders

means any holders of shares of the Company, whether registered in the Company’s Shareholders Register or registered with a nominee company as publicly listed Shares of the Company. For the purpose of Section 182 to the Companies Law, only the holders of shares at the Effective Date shall be deemed as Shareholders of the Company.

3.2.                  Other capitalized terms are used as defined elsewhere herein. Capitalized words and expressions used herein but not defined herein shall have the meaning given to such terms in the Companies Law in force on the date when these Articles or any amendment thereto, as the case may be, first became effective. Words and expressions importing the singular shall include the plural and vice versa. Words and expressions importing the masculine gender shall include the feminine gender.

3.3.                  The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

3.4.                  The specific provisions of these Articles shall supersede the provisions of the Companies Law to the extent permitted under the Companies Law. With respect to any matter that is not specifically addressed in these Articles, the provisions of the Companies Law shall govern.

4.              Public Company

The Company is a public company as such term is defined in the Companies Law.

5.              Limitation of Liability

The liability of each shareholder for the Company’s obligations is limited to the unpaid sum, if any, owing to the Company in consideration for the issuance of the shares held by such shareholder. If at any time the Company shall issue shares with no nominal value, the liability of the Shareholders shall be limited to the payment of the amount which the Shareholders should have paid the Company in respect of each share in accordance with the conditions of such issuance and was not paid to the Company.

SHARE CAPITAL

6.              Authorized Share Capital

The share capital of the Company is NIS 500,000 divided into 50,000,000 Ordinary Shares of a nominal value of NIS 0.01 each (the “Ordinary Shares”).

7.              Ordinary Shares

The Ordinary Shares of the Company confer on the holders thereof the rights specified in these Articles.

8.              Increase of Share Capital

Subject to the provision of applicable law, the Company may, from time to time, by Ordinary Resolution, increase the share capital of the Company by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as the shareholders resolution approving the creation of such shares shall provide. Except to the extent otherwise provided in the shareholders resolution creating such new shares, or in the amendment to these Articles relating to such shares, such new shares shall be subject to all the provisions applicable to the Ordinary Shares.

9.              Special Rights; Modifications of Rights

9.1.                  The Company may, from time to time, by Ordinary Resolution, provide for shares with such preferred or deferred rights or rights of redemption or other special rights or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such Ordinary Resolution.

9.2.                  If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company only by Ordinary Resolution or the sanction of a separate General Meeting of the holders of the shares of such class (a “Class Meeting”); provided however that to the maximum extent permitted under applicable law by Ordinary Resolution, and unless otherwise explicitly provided by these Articles: (i) any alteration or change in the rights, preferences, or privileges which affect all the shareholders of the Company, as a single group, without preferences or differences among them; or (ii) any alteration or change in any rights, preferences, or privileges of any class of shares which is applied in the same manner to all the shareholders of the Company, including, for the avoidance of doubt, issuance of additional existing shares or the creation or issuance of any new class or series of shares or any other securities convertible into equity securities of the Company having a preference over, or being on parity with, an existing class of shares (including with respect to voting, dividends or rights upon liquidation), shall not be deemed to be a change of rights of the existing class of shares and shall be approved by the holders of the majority of the voting power represented at the meeting of all shareholders of all classes voting together as a single class, on as converted basis and such issuance or amendment shall not be deemed to modify or abrogate the rights attached to the previously issued shares or class.

9.3.                  Subject to Article 9.2 above, any right or limitation expressly provided for the benefit or protection of a specifically named shareholder or class of shares may not be modified, abrogated or waived without the prior written consent of such shareholder, or majority holders of such class of shares (on an as converted basis).

10.       Consolidation, Subdivision, Cancellation and Reduction of Share Capital

10.1.           The Company may, from time to time, by resolution of the shareholders of the Company (subject to the provisions of these Articles and applicable law):

10.1.1.         consolidate and divide all or any of the issued or unissued share capital of the Company into shares of larger nominal value than the then existing shares;

10.1.2.         subdivide the shares (issued or unissued) or any class of shares, into shares of smaller nominal value than is fixed by these Articles (subject, however, to the provisions of any applicable law), and the shareholders resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares; or

10.1.3.         cancel any shares which, at the date of the adoption of such shareholders resolution have not been taken or agreed to be taken by any Person, and diminish the amount of the share capital of the Company by the amount of the shares so cancelled.

10.2.           With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board of Directors may settle, subject to the Companies Law, any difficulty which may arise with regard thereto, as it deems fit, including, inter alia, resort to one or more of the following actions:

10.2.1.         determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

10.2.2.         allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings; and

10.2.3.         cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board of Directors is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this sub-Article 10.2.3.

SHARES

11.       Issuance of Share Certificates; Replacement of Lost Certificates

11.1.           Share certificates shall be issued under the printed or typed name of the Company and shall bear the signature of a Director or of any other person authorized thereto by the Board of Directors.

11.2.           Each shareholder shall be entitled to one numbered certificate for all the shares of a certain class registered in such shareholder’s name in the Share Register (as defined below) and if the Board of Directors so approves, to several certificates, each for one or more of such shares.

11.3.           A share certificate registered in the names of two or more Persons shall be delivered to the Person first named in the Share Register in respect of such co-ownership.

11.4.           If a share certificate is defaced, lost or destroyed, it may be replaced, upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board of Directors may deem fit.

12.       Share Register; Registered Holder

12.1.           The Company shall have and manage an updated register of shareholders according to the provisions of the Companies Law (the “Share Register”).

12.2.           Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be bound to recognize any equitable or other claim to, or interest in such share on the part of any other Person. Without derogating from the aforesaid, a shareholder who is a trustee shall be recorded in the Share Register with a notation as to the trustee’s trusteeship and the trustee shall be deemed a shareholder for the purposes of the Companies Law and shall hold such rights as these Articles dictate.

13.       Allotment of Shares

13.1.           The unissued shares of the Company shall be under the control of the Board of Directors, who shall have the power to allot such shares or otherwise dispose of such shares to such Persons, on such terms and conditions (including inter alia terms relating to calls set forth in Article 15.6 hereof), and either at par or at a premium, or subject to the provisions of the Companies Law, at a discount and/or with payment of commission, and at such times, as the Board of Directors may deem fit, and the power to give to any Person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount and/or with payment of commission, during such time and for such consideration as the Board of Directors may deem fit.

14.       Payment in Installments

If by the terms of allotment or issue of any share, the whole or any part of the price thereof shall be payable in installments, every such installment shall, when due, be paid to the Company by the then registered holder of the share or the Person entitled thereto.

15.       Calls on Shares

15.1.           The Board of Directors may, from time to time, make such calls as it may deem appropriate upon shareholders in respect of any sum unpaid in respect of shares held by such shareholders which is not, by the terms of allotment or issue thereof or otherwise, payable at a fixed time, and each shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the Person and at the time and place designated by the Board of Directors, as any such time may be thereafter extended or such Person or place changed. Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all shares in respect of which such call was made.

15.2.           Notice of any call for payment by a shareholder shall be given in writing to the shareholder in question not fewer than fourteen (14) days prior to the time of payment, specifying the time and place of payment, and designating the Person to whom such payment shall be made; provided, however, that before the time for any such payment, the Board of Directors may, by notice in writing to such shareholder, revoke such call in whole or in part, extend such time, or alter such Person or place. In the event of a call payable in installments, only one notice thereof need be given.

15.3.           If, by the terms of allotment of or issue any share or otherwise, any amount is made payable at any fixed time (whether on account of such share or by way of premium), every such amount shall be payable at such time as if it were a call duly made by the Board of Directors and of which due notice had been given, and all the provisions herein contained with respect to such calls shall apply to each such amount.

15.4.           The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and all interest payable thereon.

15.5.           Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and at such time as the Board of Directors may prescribe.

15.6.           Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof.

16.       Prepayment

With the written approval of the Board of Directors, any shareholder may pay to the Company any amount not yet payable in respect of such shareholder’s shares, and the Board of Directors may approve the payment of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time as may be approved by the Board of Directors. The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article 16 shall derogate from the right of the Board of Directors to make any call before or after receipt by the Company of any such advance.

17.       Forfeiture and Surrender

17.1.           If any shareholder fails to pay any amount payable in respect of a call, or interest thereon as provided for herein, on or before the day fixed for payment of the same, the Company, by resolution of the Board of Directors, may at any time thereafter, so long as the said amount or interest remains unpaid, forfeit all or any of the shares in respect of which said call had been made. Any expense incurred by the Company in attempting to collect any such amount or interest, including, inter alia, attorneys’ fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of the amount payable to the Company in respect of such call.

17.2.           Upon the adoption of a resolution of forfeiture, the Board of Directors shall cause notice thereof to be given to such shareholder, which notice shall state that, in the event of the failure to pay the entire amount so payable within a period stipulated in the notice (which period shall not be less than fourteen (14) days and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to the expiration of such period, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall stop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

17.3.           Whenever shares are forfeited as herein provided, all dividends theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

17.4.           The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.

17.5.           Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles and the Companies Law, may be sold, re-allotted or otherwise disposed of as the Board of Directors deems fit.

17.6.           Any shareholder whose shares have been forfeited or surrendered shall cease to be a shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, and the Board of Directors, in its discretion, may enforce the payment of such moneys, or any part thereof, but shall not be under any obligation to do so. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing by the shareholder in question (but not yet due) in respect of all shares owned by such shareholder, solely or jointly with another, and in respect of any other matter or transaction whatsoever.

17.7.           The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems fit, but no such nullification shall stop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 17.

18.       Lien

18.1.           Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon the shares registered in the name of each shareholder (without regard to any equitable or other claim or interest in such shares on the part of any other Person), and upon the proceeds of the sale thereof, for such shareholder’s debts, liabilities and engagements arising with respect to the payment for such shares issued by the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not. Such lien shall extend to all dividends from time to time declared in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

18.2.           The Board of Directors may cause the Company to sell any shares subject to such lien when any such debt, liability or engagement has matured, in such manner as the Board of Directors may deem fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such shareholder, or such shareholder’s executors or administrators.

18.3.           The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such shareholder (whether or not the same have matured), or any specific part of the same (as the Company may determine), and the residue (if any) shall be paid to the shareholder, such shareholder’s executors, administrators or assigns.

19.       Sale After Forfeiture or Surrender, or in Enforcement of Lien

Upon any sale of shares after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint a Person to execute an instrument of transfer of the shares so sold and cause the purchaser’s name to be entered in the Share Register in respect of such shares, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after such purchaser’s name has been entered in the Share Register in respect of such shares, the validity of the sale shall not be impeached by any Person, and the remedy of any Person aggrieved by the sale shall be in damages only and against the Company exclusively.

20.       Redeemable Shares

The Board of Directors may, subject to the provisions of the Companies Law, issue redeemable shares and redeem the same on the terms and conditions as the Board of Directors may deem fit.

TRANSFER OF SHARES

21.       Effectiveness and Registration

21.1.           No transfer of shares shall be registered unless a proper instrument of transfer (in form and substance satisfactory to the Board of Directors) has been submitted to the Company (or its transfer agent), together with the share certificate and such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Share Register in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.

22.       Suspension of Registration

The Board of Directors may in its discretion and subject to applicable law and regulations, close the Share Register to registration of transfer of shares during any year for a period determined by the Board of Directors, and no registrations of transfer of shares shall be made by the Company during any such period. The Company shall notify the shareholders with respect to such suspension of registration.

23.       Record Date for Notices of General Meeting and Other Action.

Notwithstanding any other contrary provision of these Articles, in order that the Company may determine the shareholders entitled to notice of or to vote at any Annual or Special General Meeting or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of or to take or be the subject of any other action, the Board of Directors may fix in advance, a record date, which shall not be more than forty nor less than four days before the date of such meeting (or any longer or shorter period permitted by law, including regulations promulgated pursuant to the Companies Law). A determination of shareholders of record entitled to notice of or to vote at a meeting shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

TRANSMISSION OF SHARES

24.       Decedents’ Shares

Upon the death of a Shareholder, the Company shall recognize the custodian or administrator of the estate or executor of the will, and in the absence of such, the lawful heirs of the Shareholder, as the only holders of the right for the shares of the deceased Shareholder, after receipt of evidence to the entitlement thereto, as determined by the Board of Directors. In case of a share registered in the names of two or more holders, the Company may recognize the survivor as the sole owner thereof unless and until the provisions of the preceding sentence have been effectively invoked.

25.       Receivers and Liquidators

The Company may recognize the receiver or liquidator of any corporate Shareholder in liquidation or dissolution, or the receiver or trustee in bankruptcy of any Shareholder, as being entitled to the shares registered in the name of such Shareholder, after receipt of evidence to the entitlement thereto, as determined by the Board of Directors.

26.       Notwithstanding the foregoing, subject to the provisions of the Companies Law and the provisions of these Articles, if it is proven to the Company to the satisfaction of the Board of Directors and by means to be determined by the Board of Directors, that the conditions in law for the endorsement of a right in the shares registered in the Share Register in the name of a Shareholder, exist, the Company will recognize the endorsee and the endorsee only as holding the right of the said shares.

GENERAL MEETINGS

27.       Annual General Meeting

Subject to the provisions of the Companies Law, the Company shall hold an Annual General Meeting once each calendar year, but not later than fifteen (15) months after the last preceding Annual General Meeting. An Annual General Meeting shall be held at such place either within or without the State of Israel as may be determined by the Board of Directors.

The agenda at any Annual General Meeting shall include, inter alia, and as applicable:

1.              Review of the Company’s annual financial statements.

2.              Appointment of members to the Board of Directors.

3.              Appointment of the Company’s Auditor (as defined below) and report of the terms of its engagement.

4.              Any other matter that the Board of Directors has decided to bring before the Shareholders.

28.       Special General Meetings

28.1.           All General Meetings other than Annual General Meetings shall be called “Special General Meetings.”

28.2.           The Board of Directors may, whenever it deems fit, convene a Special General Meeting at such time and place, within or without the State of Israel, as may be determined by the Board of Directors, and shall be obligated to do so upon requisition in writing in accordance with Section 63 of the Companies Law.

29.       Shareholder Proposals

29.1.           A shareholder (a “Proposing Shareholder”) holding one percent or more of the outstanding voting rights in the Company may request, subject to the provisions of Section 66(b) of the Companies Law, that the Board of Directors include a proposal on the agenda of a General Meeting to be held in the future, provided that the Proposing Shareholder gives timely notice of such request in writing (a “Proposal Request”) to the Company and the Proposal Request complies with all the requirements of this Article 29, these Articles and applicable law and stock exchange rules. To be considered timely, a Proposal Request must be delivered, either in person or by certified mail, postage prepaid, and received at the principal executive office of the Company, no less than sixty (60) days prior to the date of issuance of the Company’s proxy statement summoning a General Meeting.

29.2.           The Proposal Request shall set forth all the following: (i) the name, business address, telephone number and fax number or email address of the Proposing Shareholder (or each member of the group constituting the Proposing Shareholder, as the case may be) and, if an entity, the name(s) of the person(s) that controls or manages such entity; (ii) the number of Ordinary Shares held by the Proposing Shareholder, directly or indirectly, and, if any of such Ordinary Shares are held indirectly, an explanation of how they are held and by whom, and, if such Proposing Shareholder is not the holder of record of any such Ordinary Shares, a written statement from the holder of record or authorized bank, broker, depository or other nominee, as the case may be, indicating the number of shares the Proposing Shareholder is entitled to vote as of a date that is no more than ten (10) days prior to the date of delivery of the Proposal Request; (iii) any agreements, arrangements, understandings or relationships between the Proposing Shareholder and any other person with respect to any securities of the Company or the subject matter of the Proposal Request; (iv) the Proposing Shareholder’s purpose in making the Proposal Request; (v) the complete text in the English language of the resolution that the Proposing Shareholder proposes to be voted upon at the General Meeting and, if the Proposing Shareholder wishes to have a statement in support of the Proposing Shareholder’s proposal included in the Company’s proxy statement, a copy of such statement, which shall be in the English language; and (vi) a statement of whether the Proposing Shareholder has a personal interest in the proposal and, if so, a description in reasonable detail of such personal interest.

29.3.           If the proposal of the Proposing Shareholder is to nominate a candidate for election to the Board of Directors, the Proposal Request shall set forth, in addition to the requirements set forth in Article 29.2, the following: (i) a declaration signed by the nominee and the other information required under Section 224B of the Companies Law; (ii) to the extent not otherwise provided in the Request Proposal, all the declarations, documents and other information required pursuant to the Companies Law and any other law to which the Company shall be subject at that time, including the rules of every stock exchange on which the Company’s shares are listed for trade at that time, in order to propose the candidate for election and in order for him to be appointed as a director; (iii) a representation of whether the nominee meets the objective criteria for an independent director of the Company under the listing rules of the stock exchange on which the shares are then listed, and if not, an explanation of why not, and (iv) a statement signed by the nominee that he consents to be named in the Company’s notices and proxy materials relating to the General Meeting and, if elected, to serve on the Board of Directors.

29.4.           In addition to the forgoing, the Proposing Shareholder shall promptly provide any other information reasonably requested by the Company. The Company shall be entitled to publish information provided by a Proposing Shareholder pursuant to this Article 29, and the Proposing Shareholder shall be responsible for the accuracy thereof.

29.5.           The information required pursuant to this Article 29 shall be updated as of the record date of the General Meeting, five Business Days before the General Meeting and the General Meeting, and any adjournment or postponement thereof.

29.6.           A Proposing Shareholder holding (i) five percent (5%) or more of the outstanding voting rights in the Company or (ii) five percent (5%) or more of the outstanding share capital and one percent (1%) or more of the voting rights in the Company, may request, subject to the provisions of Section 63(b)(2) of the Companies Law, that the Board of Directors convene a Special General Meeting, provided that the request complies with all the applicable requirements of a “Proposal Request” set forth in this Article 29 above, these Articles and applicable laws and stock exchange rules.

30.       Notice of General Meetings; Failure to Give Notice

30.1.           No notices of General Meetings shall be required to be given to Shareholders other than the Registered Shareholders. Notices of General Meetings shall be given as required by the provisions of the Companies Law and other applicable laws.

30.2.           The accidental omission to give notice of a meeting to any shareholder, or the non-receipt of notice sent to such shareholder, shall not invalidate the proceedings at such meeting.

30.3.           No shareholder present, in person or by proxy, at the commencement of a General Meeting shall be entitled to seek the revocation of any proceedings or resolutions adopted at such General Meeting on account of any defect in the notice of such meeting relating to the time or the place thereof.

PROCEEDINGS AT GENERAL MEETINGS

31.       Quorum

31.1.           In the absence of contrary provisions in these Articles, two or more shareholders (not in default in payment of any sum referred to in these Articles), present in person or by proxy and holding shares conferring in the aggregate at least 25% of the voting power of the Company, shall constitute a quorum at General Meetings. No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the requisite quorum under these Articles for such General Meeting or such adjourned meeting, as the case may be, is present when the meeting proceeds to business. General Meetings may be held telephonically or by any other means of communication, provided that each shareholder participating in such meeting can hear all of the other shareholders participating in such meeting.

31.2.           If within an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the Board of Directors may determine. No business shall be transacted at any adjourned meeting, except business that might lawfully have been transacted at the meeting as originally called. At such adjourned meeting, if the original meeting was convened upon requisition under Section 63 or Section 64 of the Companies Law, one or more Shareholders, present in person or by proxy, and holding the number of shares required for making such requisition, shall constitute a quorum, but in any other case, any present shareholders in person or by proxy shall constitute a quorum.

32.       Chairman

The Chairman of the Board of Directors shall preside as Chairman at every General Meeting of the Company. If at any meeting such Chairman is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unable or unwilling to act as Chairman, any director appointed for such purpose by the Board of Directors, shall chair such General Meeting of the Company. The office of Chairman shall not entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote.

33.       Adoption of Resolutions at General Meetings

33.1.           Unless otherwise required by any Legal Requirement or provided for in these Articles, all resolutions adopted by a General Meeting will be Ordinary Resolutions. An Ordinary Resolution shall be deemed adopted if approved by the holders of a majority of the voting power represented at a General Meeting in person or by proxy and voting thereon.

33.2.           Every issue submitted to a General Meeting shall be decided by a show of hands or by a written ballot, as determined by the Board of Directors and applicable law. If a written ballot is demanded by any shareholder present in person or by proxy and entitled to vote at the meeting, the same shall be decided by such ballot. A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands.

33.3.           A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of that fact, absent manifest error.

33.4.           Subject to the provisions of the Companies Law, a defect in convening or conducting a General Meeting, including a defect deriving from the non-fulfillment of any provision or condition set forth in the Companies Law or these Articles, including with regard to the manner of convening or conducting the General Meeting, shall not disqualify any resolution passed at the General Meeting and shall not affect the discussions or decisions which took place thereat.

34.       Power to Adjourn

34.1.           The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. Subject to these Articles, it shall not be necessary to give any notice of an adjournment unless the meeting is adjourned for more than twenty-one (21) days, in which event notice thereof shall be given in the manner required for the meeting as originally called.

34.2.           Where a General Meeting has been adjourned without changing its agenda, to a date which is not more than twenty-one (21) days, notices shall be given for the new date, as early as possible, and by no later than seventy-two (72) hours before the General Meeting.

35.       Voting Power

Subject to the provisions of Article 36.1 and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every shareholder shall have one vote for each Ordinary Share held by such shareholder of record or in his name with an “exchange member” and held of record by a “nominees company” (as such terms are defined under Section 1 of the Companies Law), on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.

36.       Voting Rights

36.1.           No shareholder shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls and other sums then payable by such shareholder in respect of such shareholder’s shares in the Company have been paid.

36.2.           A company or other corporate body being a shareholder of the Company may, by resolution of the managing body or the applicable organ thereof, authorize any person to be its representative at any meeting of the Company. Any person so authorized shall be entitled to exercise on behalf of such shareholder all the power that the latter could have exercised if it were an individual shareholder. Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman) shall be delivered to the Chairman at the meeting.

36.3.           Any shareholder entitled to vote may vote either personally or by proxy (who need not be a shareholder of the Company), or, if the shareholder is a company or other corporate body, by a representative authorized pursuant to Article 36.2.

36.4.           If two or more Persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote of the other joint holder; and for this purpose seniority shall be determined by the order in which the names stand in the Share Register.

PROXIES

37.       Instrument of Appointment

37.1.           The instrument appointing a proxy shall be in writing and shall be substantially in the following form:

“I                                          (Name of Shareholder) of                                                            (Address of Shareholder) being a shareholder of SteadyMed Ltd. (the “Company”) hereby appoint                                                (Name of Proxy) of                                                           (Address of Proxy) as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the           day of                     , 20     and at any adjournment thereof.

Signed this day of , 20 .

(Signature of Appointer)”

or in any usual or common form or in such other form as may be approved by the Board of Directors, including a form which provides for a continuing proxy until the occurrence of such date or event as is specified in the proxy. It shall be duly signed by the appointer, a duly authorized attorney of the appointer, or an agent thereof, with the stamp or printed name of the company or incorporated entity.

37.2.           Unless otherwise prescribed by the Board of Directors, the instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall be delivered to the Company (at its registered office, or at its principal place of business or at the offices of its registrar and/or transfer agent or at such place as the Board of Directors may specify) not less than forty-eight (48) hours (or such shorter period as may be determined by the Board of Directors or the Chairman of the General Meeting) before the time fixed for such meeting.

37.3.           An instrument appointing a proxy shall be deemed revoked (i) upon receipt by the Company of written notice signed by the person signing such instrument or by the shareholder appointing such proxy canceling the appointment thereunder (or the authority pursuant to which such instrument was signed) or of an instrument appointing a different proxy (and such other documents, if any, required under Article 37.2 for such new appointment), provided such notice of cancellation or instrument appointing a different proxy were so received at the place and within the time for delivery of the instrument revoked thereby as referred to in Article 37.2 hereof, or (ii) if the appointing shareholder is present in person at the meeting for which such instrument of proxy was delivered, upon receipt by the Company of written notice from such shareholder of the revocation of such appointment, or if and when such shareholder actually votes at such meeting. A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the revocation or purported cancellation of the appointment, or the presence in person or vote of the appointing shareholder at a meeting for which it was rendered, unless such instrument of appointment was deemed revoked in accordance with the foregoing provisions of this Article 37.3 at or prior to the time such vote was cast.

38.       Effect of Death of Appointer or Revocation of Appointment

A vote cast pursuant to an instrument appointing a proxy shall be valid notwithstanding the previous death, liquidation or winding-up of the appointing shareholder (or of such shareholder’s attorney-in-fact, if any, who signed such instrument), or the revocation of the appointment or the transfer of the share in respect of which the vote is cast, provided no written intimation of such death, liquidation, winding-up, revocation or transfer shall have been received by the Company or by the Chairman of the meeting before such vote is cast and provided, further, that the appointing shareholder, if present in person at said meeting, may revoke the appointment by means of a writing, oral notification to the Chairman, or otherwise.

39.       Class Meetings

Subject to the provision of the Companies Law and other applicable laws, the provisions of these Articles relating to General Meetings shall apply, mutatis mutandis, to any Class Meeting.

BOARD OF DIRECTORS

40.       Powers of Board of Directors

The Board of Directors shall determine the Company’s policies, oversee the activities of the Chief Executive Officer, and take such other actions as are described in Section 92 of the Companies Law. In the absence of a Chief Executive Officer and other senior executive officers of the Company, the Board of Directors shall manage the business of the Company. The authority conferred on the Board of Directors by this Article 40 shall be subject to the provisions of the Companies Law and of these Articles.

41.       Exercise of Powers of Directors

41.1.           A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all the authorities, powers, and discretions vested in or exercisable by the Board of Directors.

41.2.           A resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by a majority of the Directors present when such resolution is put to a vote, lawfully entitled to vote thereon and voting thereon.

41.3.           A resolution in writing signed by all Directors then in office and lawfully entitled to vote thereon or to which all such Directors have given their consent (by e-mail, facsimile, letter or otherwise) and which has been signed by the Chairman of the Board of Directors shall be deemed to have been unanimously adopted by a meeting of the Board of Directors duly convened and held.

42.       Delegation of Powers

42.1.           Subject to Section 112 of the Companies Law, the Board of Directors may delegate any or all of its powers to committees, each consisting of two (2) or more Directors (unless instructed otherwise by applicable law) and, in addition, shall create such committees as required under the Companies Law, and it may from time to time revoke such delegation or alter the composition of any such committee. Any committee so formed (in these Articles referred to as a “Committee of the Board of Directors”) shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors. The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article. Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee shall not be empowered to further delegate such powers.

42.2.           Without derogating from the provisions of Article 55, the Board of Directors may, subject to the provisions of the Companies Law, from time to time appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the Board of Directors may deem appropriate, and may terminate the service of any such person. The Board of Directors may, subject to the provisions of the Companies Law, determine the powers and duties, as well as the terms and conditions of employment, of all such persons, and may require security in such cases and in such amounts as it deems appropriate.

42.3.           The Board of Directors may from time to time, by power of attorney or otherwise, appoint any Person to be the attorney or attorneys of the Company at law or in fact for such purpose and with such powers, authorities and discretions, and for such period and subject to such conditions, as it deems fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors may deem fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

43.       Number of Directors

43.1.           The Board of Directors shall consist of a minimum of 5 and a maximum of 9 directors (individually a “Director” and collectively, the “Directors”). Subject to the aforesaid, the number of Directors shall be determined, from time to time, by a majority of the Directors then in office; provided that no determination in respect of a decrease in the number of Directors shall shorten the term of any incumbent Director.

43.2.           The Company shall appoint External Directors as and to the extent required by, and they shall hold office according to, the Companies Law, as long as the Company is required by the Companies Law to appoint External Directors and unless the Company has elected to apply Section 5D of the Relieves for Public Companies Whose Shares are Listed for Trading on an Exchange Abroad 5760-2000, (for as long as Company is entitled to apply the relieves included therein).

44.       Appointment and Removal of Directors

44.1.           The Directors, other than External Directors to the extent appointed (who will be chosen and appointed, will serve and whose term will expire in accordance with applicable law), shall be appointed in accordance with the provisions of this Article.

44.2.           Except for External Directors, to the extent appointed (as defined in the Companies Law, who shall not form part of any class and whose term shall be determined in accordance with applicable law), all directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, Class I to hold office initially for a term expiring at the 2015 Annual Meeting of the Company, Class II to hold office initially for a term expiring at the 2016 Annual Meeting of the Company, and Class III to hold office initially for a term expiring at the 2017 Annual Meeting of the Company, with the members of each class to hold office until their successors have been duly elected and qualified. At each Annual Meeting following the 2015 Annual Meeting, the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual Meeting of the Company held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such Director’s appointment terminates as provided for in the Companies Law or due to any of the circumstances set forth in Article 47.1 below, in such manner that after the initial terms of office set forth above, all Directors shall be appointed for terms of approximately three years, and approximately one-third of the Directors (not including External Directors) shall stand for election each year. The classification of the directors into the various classes shall be determined by the Board of Directors subject to the approval of the shareholders of the Company.

44.3.           Directors may not be dismissed from office by the Shareholders or by a General Meeting prior to expiration of their term of office pursuant to Article 44.2 or 46 below, and the provisions of Section 230(a) of the Companies Law in this regard shall not apply. Notwithstanding the aforesaid and without derogating from the provisions of applicable law, a Director may be removed from office prior to his or her applicable term pursuant to Article 44.2 or 46 below, by the General Meeting upon the occurrence of one of the following by an affirmative vote of at least two-thirds of all the actual votes cast by the Shareholders present is such General Meeting: (i) Director has committed a dishonorable criminal offense; (ii) Director is in breach of his or her duties of trust or loyalty to Company; (iii) Director deliberately causes harm to Company’s business affairs.

44.4.           This Article 44 shall not be amended or revoked except by a resolution adopted by a majority of more than two-thirds of all the actual votes cast by the Shareholders present (either in person or by proxy), and entitled to vote, without taking into account abstentions.

45.       Qualification of Directors

No Person shall be disqualified to serve as a Director by reason of not holding shares in the Company or by reason of having served as a Director in the past.

46.       Continuing Directors in the Event of Vacancies

Any additional Director of any class elected to fill a vacancy resulting from a vacancy in such class shall hold office for a term that shall coincide with the remaining term of the class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Any vacancy on the Board of Directors for any reason, and any directorships resulting from any increase in the number of Directors of the Board of Directors, may be filled by a decision of the majority of the Board of Directors then in office, and any Directors so chosen shall hold office until the next election of the class for which such Directors shall have been chosen and until their successors shall be elected and qualified or until such Director’s appointment terminates as provided for in the Companies Law or due to any of the circumstances set forth in Article 47 below.

47.       Vacation of Office

47.1.           The office of a Director shall be vacated by his written resignation. Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

47.2.           The office of a Director shall be vacated, ipso facto, upon the occurrence of any of the following: (i) such Director’s death, (ii) such Director is convicted of a crime as described in Section 232 of the Companies Law, (iii) such director is no longer fit to serve as a director in accordance with Section 228(a) of the Companies Law, (iv) such Director is removed by a court of law in accordance with Section 233 of the Companies Law, (v) such Director becomes legally incompetent, (vi) if such Director is an individual, such Director is declared bankrupt, (vii) if such Director is a corporate entity, upon its winding-up or liquidation, whether voluntary or involuntary, (viii) if such director’s term of office has expired, (ix) with respect to External Director (to the extent appointed) — if such Directors no longer meets the requirements set forth in Section 240 to the Companies Law, or (x) if such director is prohibited by applicable law or listing requirements from serving as a Director.

48.       Remuneration of Directors

The Directors shall be paid any remuneration by the Company for such Director’s services as a member of the Board of Directors, provided that such remuneration has been approved pursuant to the provisions of the Companies Law. The Directors shall also be entitled to the reimbursement for out-of-pocket and travel expenses incurred in connection with the performance of their services to the Company.

49.       Conflict of Interests

Subject to the provisions of the Companies Law, the Company may enter into any contract or otherwise transact any business with any Office Holder in which contract or business such Office Holder has a personal interest, directly or indirectly; and may enter into any contract or otherwise transact any business with any third party in which contract or business an Office Holder has a personal interest, directly or indirectly; provided, however, that such Director shall refrain from voting on such matter where a personal interest exists, unless such voting is permitted by the Companies Law. The Board of Directors shall be entitled to delegate its approval power under Section 271 of the Companies Law to a Committee of the Board of Directors or to such person it deems appropriate, whether generally, with respect to a certain contract or transaction or with respect to certain types of contracts or transactions, and the power of such committee or person shall be regarded as another method of approval within the meaning of Section 271 of the Companies Law.

PROCEEDINGS OF THE BOARD OF DIRECTORS

50.       Meetings

50.1.           The Board of Directors may meet and adjourn its meetings and otherwise regulate such meetings and proceedings as the Directors deem fit. Meetings of the Board of Directors may be held by telephone or by any other means of communication provided that each Director participating in such meeting can hear all of the other Directors participating in such meeting.

50.2.           The Chairman of the Board of Directors, and, in the absence of a Chairman, any Director, may convene a meeting of the Board of Directors, but not less than two (2) days’ written notice shall be given of any meeting, unless such notice is waived in writing by all of the Directors as to a particular meeting.

51.       Quorum

51.1.           Provided notice of a meeting of the Board of Directors has been provided in accordance with these Articles, a quorum at a meeting of the Board of Directors shall be constituted by the presence, in person or represented by an Alternate Director, of a majority of the Directors then in office who are lawfully entitled to participate in the meeting,.

51.2.           If within one (1) hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to such time, date and place as the Chairman may determine, or, in his absence, by the Directors present at the convened meeting, provided that not fewer than four (4) days’ written notice shall have been provided to each of the Directors of such meeting. No business shall be transacted at any adjourned meeting except business that might lawfully have been transacted at the meeting as originally called. At such adjourned meeting, a majority of the Directors present in person or represented by an Alternate Director shall constitute a quorum.

52.       Chairman of the Board of Directors

The Board of Directors, by a decision taken by a majority of the Directors may from time to time elect one of its members to be the Chairman of the Board of Directors, remove such Chairman from office and appoint another in his place. The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting the Chairman is not present within fifteen (15) minutes of the time fixed for the meeting, or if the appointed Chairman is unable or unwilling to take the chair, the Directors present shall choose one of their number to be the chairman of such meeting. The office of Chairman shall not entitle such Director to a second or casting vote.

53.       Validity of Acts Despite Defects

Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any Person acting as Director, shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that the persons were disqualified, be as valid as if there were no such defect or disqualification.

MINUTES

54.       Minutes

54.1.           Minutes of each General Meeting and of each meeting of the Board of Directors (or any committee thereof) shall be recorded and duly entered in books provided for that purpose. Such minutes shall, in all events, set forth the names of the persons present at the meeting and all resolutions adopted thereat.

54.2.           Any minutes as aforesaid, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.

CHIEF EXECUTIVE OFFICER

55.       54.       Chief Executive Officer

55.1.           The Board of Directors may from time to time appoint, remove and replace a person as Chief Executive Officer of the Company, and may confer upon such appointed person, and from time to time modify or revoke, such title (including General Manager, Managing Director, Director General or any similar or dissimilar title). The appointment of the Chief Executive Officer may be either for a fixed term or without any limitation of time. The Board of Directors may from time to time remove or dismiss the Chief Executive Officer from office and appoint another or others in the Chief Executive Officer’s place.

55.2.           The Chief Executive Officer shall manage the business of the Company, subject to the policies established by the Board of Directors, such limitations and restrictions as are set forth in these Articles or as the Board of Directors may from time to time prescribe, and the provisions of the Companies Law.

55.3.           The Board of Directors (and, so long as required by applicable law, the Compensation Committee and the Shareholders unless exempted from Shareholder approval) may from time to time determine the Chief Executive Officer’s salary and other terms and conditions of the Chief Executive Officer’s employment, subject to the provisions of the Companies Law and any relieves that may be promulgated thereunder. Subject to the provisions of the Companies Law, all Company employees shall be subordinate, directly or indirectly, to the Chief Executive Officer of the Company. The Chief Executive Officer of the Company shall have the right remove any Company employee from his position and/or terminate the employment of any such employee with the Company and, subject to the provisions of the Companies Law, may delegate such powers to other employees of the Company.

EXEMPTION FROM LIABILITY, INDEMNIFICATION AND INSURANCE

56.       Subject to the provisions of the Law, the Company may indemnify its Office Holders to the fullest extent permitted by applicable Law, in respect of any liability imposed on the Office Holder or incurred by him in respect of any act or omission or alleged act or omission (each, an “Action”) performed by him in his capacity as an Office Holder, with respect to any of the following:

56.1.           A financial liability imposed on him/her in favor of another person in any judgment, including any settlement confirmed as judgment and an arbitrator’s award which has been confirmed by the court;

56.2.           Reasonable litigation expenses, including without limitation attorney’s fees, incurred by an Office Holder due to an investigation or proceeding conducted against him by an authority authorized to conduct such investigation or proceeding, and which is Concluded Without The Filing Of An Indictment (as defined in the Companies Law) against the Office Holder , and without a Financial Obligation In Lieu of Criminal Proceedings (as defined in the Companies Law), or which Concluded Without The Filing Of An Indictment against the Office Holder but with the Financial Obligation In Lieu of Criminal Proceedings for an offense which does not require a proof of criminal intent or in connection with a financial sanction;

56.3.           Reasonable litigation expenses, including legal fees, incurred by an Office Holder, or which the Office Holder is obligated to pay under a court order, in a proceeding brought against the Office Holder by the Company, or on its behalf, or by another person, or in any criminal proceeding in which the Office Holder is acquitted, or in any criminal proceeding in which the Office Holder was convicted of an offense that does not require proof of criminal intent; and

56.4.           A financial obligation imposed upon an Office Holder and reasonable litigation expenses, including without limitation reasonable attorney fees, expended by the Office Holder as a result of an Administrative Proceeding (as defined below) instituted against the Office Holder. Without derogating from the generality of the foregoing, such obligation or expense will include a payment which the Office Holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law, and expenses that the Office Holder incurred in connection with a proceeding under Chapters H’3, H’4 or I’1of the Securities Law, including reasonable legal expenses, which term includes attorney fees.

In these Articles, “Administrative Proceeding” shall mean a proceeding pursuant to Chapter H’3 (Imposition of Financial Sanctions by the Securities Authority), H’4 (Imposition of Administrative Enforcement Measures by the Administrative Enforcement Committee) or I’1 (Arrangement to Prevent the Initiation of Proceedings or to Conclude Proceedings, Subject to Conditions) of the Securities Law.

57.       Subject to the provisions of the Companies Law, the Company may undertake to indemnify an Office Holder as aforesaid: (i) prospectively, provided that for the purpose of Article 56 the undertaking is limited to categories of events which in the opinion of the Board can be foreseen when the undertaking to indemnify is given, in view of the Company’s current activities at the time and to an amount set by the Board as reasonable under the circumstances, and (ii) retroactively.

58.       Subject to the provisions of any Law, the Company may procure, for the benefit of any of its Office Holders, Office Holders’ liability insurance with respect to any of the following:

58.1.           A breach of the duty of care owed to the Company or any other person;

58.2.           A breach of the duty of loyalty to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to assume that the action would not injure the Company; or

58.3.           A financial liability imposed on an Office Holder in favor of a third party, in respect of an act performed by the Office Holder by virtue of the Office Holder being an Office Holder of the Company; or

58.4.           A financial obligation imposed upon an Office Holder and reasonable litigation expenses, including without limitation attorney fees, expended by the Office Holder as a result of an Administrative Proceeding instituted against him. Without derogating from the generality of the foregoing, such obligation or expense will include a payment which the Office Holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law and expenses that the Office Holder incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees.

59.       Subject to the provisions of any Law, the Company may exempt, in advance, by a Board resolution, Office Holders from all or part of their responsibilities for damages due to their violation or future violation of their duty of care to the Company. Notwithstanding the foregoing, the Company may not release an Office Holder from his or her duty of care in connection with a Prohibited Distribution (as such term is defined in the Companies Law).

60.       In accordance with the provisions of Section 263 of the Companies Law, Articles 56 through 59 shall not apply under any of the following circumstances:

60.1.           A breach of an Office Holder’s duty of loyalty, except as specified in Article 58.2;

60.2.           A reckless or intentional violation of an Office Holder’s duty of care excluding negligence;

60.3.           An intentional action or omission intended to reap a personal gain illegally;

60.4.           A fine or forfeit levied on an Office Holder.

61.       Any amendment to the Companies Law, the Securities Law or any other applicable law, statute or rule adversely affecting the right of any Office Holder to be indemnified or insured pursuant to Articles 56 and 58 above shall be prospective in effect, and shall not affect the Company’s obligation or ability to indemnify or insure an Office Holder for any act or omission occurring prior to such amendment, unless otherwise provided by the Companies Law, the Securities Law or such other applicable law, statute or rule.

RIGHTS OF SIGNATURE AND STAMP

62.       Rights of Signature and Stamp

62.1.           The Board of Directors shall be entitled to authorize any Person (who need not be Director) to act and sign on behalf of the Company, and the acts and signature of such Person on behalf of the Company, together with the Company’s stamp or next to the Company’s name in print or handwriting, shall bind the Company insofar as such Person acted and signed within the scope of such Person’s authority.

62.2.           The Company shall have at least one official stamp.

DIVIDENDS

63.       Declaration of Dividends

The Board of Directors may from time to time declare, and cause the Company to pay, such interim or final dividend as may appear to the Board of Directors to be justified by the profits of the Company and as permitted by the applicable law. The Board of Directors shall determine the time for payment of such dividends, both interim and final, and the record date for determining the shareholders entitled thereto..

64.       Payment in Specie

Upon the resolution of the Board of Directors, a dividend may be paid, wholly or partly, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures or debenture stock of the Company or of any other companies, or in any one or more of such ways.

65.       Implementation of Powers under Articles 63 and 64

For the purpose of giving full effect to any resolution under Articles 63 or 64, the Board of Directors may settle any difficulty which may arise in regard to the distribution as it deems expedient, and, in particular, may issue fractional certificates, and may determine the value for distribution of any specific assets, and may determine that cash payments shall be made to any shareholders, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors.

66.       Deductions from Dividends

The Board of Directors may deduct from any dividend or other moneys payable to any shareholder in respect of a share any and all sums of money then payable by such shareholder to the Company on account of calls, in accordance with Article 15 above, or otherwise in respect of such share.

67.       Retention of Dividends

67.1.           The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

67.2.           The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any Person is, under Article 24 or 25, entitled to become a shareholder, until such person shall become a shareholder in respect of such share.

68.       Unclaimed Dividends

All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of three (3) years from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company; provided, however, that the Board of Directors may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a Person who would have been entitled thereto had the same not reverted to the Company.

69.       Mechanics of Payment

Any dividend or other moneys payable in cash in respect of a share may be paid by check sent through the post to, or left at, the registered address of the Person entitled thereto or by transfer to a bank account specified by such Person (or, if two or more Persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to any one of such Persons or to such Person’s bank account), or to such Person and at such address as the Person entitled thereto may by writing direct. Every such check shall be made payable to the order of the Person to whom it is sent, or to such Person as the Person entitled thereto as aforesaid may direct, and payment of the check by the banker upon whom it is drawn shall be a good discharge to the Company. Every such check shall be sent at the risk of the Person entitled to the money represented thereby.

70.       Receipt from a Joint Holder

If two or more Persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one of such Persons may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such share.

ACCOUNTS

71.       Books of Account

The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and of any other applicable law. Such books of account shall be kept at the registered office of the Company, or at such other place or places as the Board of Directors may deem appropriate, and they shall always be open to inspection by all Directors. No shareholder, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as otherwise provided by agreement with the Company, or as conferred by applicable law, or as authorized by the Board of Directors.

72.       Fiscal Year

The Company’s fiscal year shall commence on January 1st and end on the following December 31st.

73.       Audit

73.1.           As soon as practicable after the end of each fiscal year of the Company, the Company shall prepare a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (the “Annual Financial Statements”). The Annual Financial Statements shall be audited for correctness by the Company’s auditor, or at the request of the Board of Directors by a firm of Independent Certified Public Accountants (the “Auditor”).

73.2.           From the date of the provision to the shareholders of a notice of an Annual General Meeting, and until the Annual General Meeting, the Company shall maintain at its principal office a copy of the Annual Financial Statements and shall make the Annual Financial Statements available to any shareholder who requests access to or a copy of the Annual Financial Statements, in accordance with the Companies Law.

74.       Auditors

74.1.           The shareholders of the Company shall appoint an Auditor of the Company at the Annual General Meeting. Such appointment shall be in force until the end of the fiscal year for which the appointment is made, or for a longer period if so resolved at the Annual General Meeting, but in no event for a period of more than three (3) fiscal years. Subject to the provisions of the Companies Law, the shareholders of the Company may remove the Auditor at any time.

74.2.           The appointment, authorities, rights and duties of the Auditor of the Company shall be regulated by applicable law.

74.3.           The Board of Directors shall determine the remuneration of the Auditor and report to the Shareholders on such remuneration at the Annual General Meeting.

75.       Internal Auditor

75.1.           The internal auditor of the Company shall be appointed in accordance with the rules and regulations of the Companies Law, and shall report to the Chairman or as otherwise determined by the Board of Directors. Notwithstanding the forgoing, in even that that the Chairman is an executive officer of the Company, the internal auditor shall report to the chairman of the Company’s Audit Committee.

75.2.           The internal auditor shall file with the Audit Committee (unless decided otherwise by the Board of Directors) a proposal for an annual or other periodic work plan, which shall be approved by the Audit Committee (unless decided otherwise by the Board of Directors).

NOTICES

76.       Notices

76.1.           Any written notice or other document may be served by the Company to a Director or any shareholder either personally or by sending it by prepaid registered mail (airmail if sent to a place outside Israel) addressed to such Director or shareholder at such person’s address as described in the Share Register or such other address as such Director or shareholder may have designated in writing for the receipt of notices and other documents, including through e-mail, facsimile or other electronic means. Any written notice or other document may be served by any Director or shareholder upon the Company by tendering the same in person to the Secretary or the Chief Executive Officer of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at its registered address. Any such notice or other document shall be deemed to have been served five (5) days after it has been posted (seven (7) days if sent to a place not located on the same continent as the place from where it was posted), or when actually received by the addressee if sooner than five (5) days or seven (7) days, as the case may be, after it has been posted, or when actually tendered in person, to such Director or shareholder (or to the Secretary or the Chief Executive Officer); provided, however, that notice may be sent by e-mail, facsimile or other electronic means, or by registered mail as aforesaid, and such notice shall be deemed to have been given twenty-four (24) hours after such e-mail, facsimile or other electronic communication has been sent. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some respect, to comply with the provisions of this Article 76.1.

76.2.           All notices to be given to the shareholders shall, with respect to any share to which Persons are jointly entitled, be given to whichever of such Persons is named first in the Share Register, and any notice so given shall be sufficient notice to the holders of such share.

76.3.           Any shareholder whose address is not described in the Share Register, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

76.4.           Any notice served, in accordance with the provisions of sub-articles 76.1-76.3, on a trustee, registered as such in accordance with the provisions of Article 12, shall constitute a sufficient notice to the beneficiaries of such trustee.